EXHIBIT 10.1

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (“Second Modification”) modifies the Credit Agreement dated February 11, 2013 (“Agreement”), regarding a revolving line of credit currently in the maximum principal amount of $40,000,000 (the “Loan”), executed by BLUE NILE, INC. ("Borrower") and U.S. BANK NATIONAL ASSOCIATION ("Lender"). Terms used in this Second Modification and defined in the Agreement shall have the meaning given to such terms in the Agreement. For mutual consideration, Borrower and Lender agree to amend the Agreement as follows:
1.    Line Termination Date. Section 1.10 of the Agreement is modified to extend the Line Termination Date to February 28, 2016.
2.    Sanctions.
(a)    Definitions. The following definitions are added to Article 1 of the Agreement:
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) personal injury or property damage relating to the release or discharge of Hazardous Materials, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.
“Hazardous Material” means any explosive or radioactive substances or wastes, any hazardous or toxic substances, wastes, or other pollutants, including petroleum or petroleum distillates, asbestos, or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and any other substances or wastes of any nature regulated pursuant to any Environmental Law.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.
“Sanctioned Country” means, at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.
“Sanctioned Person” means, at any time, (a) any Person or group listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person or group operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any Person 50% or more owned, directly or indirectly, by any of the above.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those

SECOND MODIFICATION    - 1 -    54012-019 / 807029

administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
(b)    Representations and Warranties. A new Section 4.13 is added to the Agreement to read as follows, and Borrower makes this representation as of the date of this Second Modification:
4.13    Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws.
(a)    Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of Borrower, any Subsidiary or to the knowledge of Borrower or such Subsidiary any of their respective directors, officers or employees is a Sanctioned Person. No Advance, use of the proceeds of any Advance, or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.
(b)    Neither the making of Advances hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. Borrower and its Subsidiaries are in compliance in all material respects with the PATRIOT Act.
(c)    Affirmative Covenants.
(i)    Section 5.1 of the Agreement is amended to read as follows:
5.1    Use of Proceeds. Use the proceeds of the Revolving Loan for acquisitions and other general corporate purposes, and not request any Advance, nor use, and Borrower shall ensure that its Subsidiaries and its respective directors, officers, employees, and agents shall not use, the proceeds of any Advance (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (b) in any manner that would result in the violation of any applicable Sanctions.
(ii)    Section 5.10 of the Agreement is amended to read as follows:
5.10    Compliance with Laws. Comply in all material respects with all laws, regulations, and court orders applicable to Borrower's (and any Subsidiary’s) business; and comply, and cause each Subsidiary to comply, in all material respects, with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees, or awards to which it may be subject including, without limitation, all Environmental Laws, Anti-Corruption Laws, and applicable Sanctions.
(iii)    A new Section 5.13 is added to the Agreement, to read as follows:
5.13    PATRIOT Act Compliance. Provide, and cause each Subsidiary to provide, such information and take such actions as are reasonably requested by Lender in order to assist Lender in maintaining compliance with the PATRIOT Act.
3.    Modification Fee. Borrower shall pay to Lender a modification fee of $60,000 upon execution of this Second Modification.
4.    Representations and Warranties. When Borrower signs this Second Modification, Borrower represents and warrants to Lender that: (a) there is no event that is, or with notice or lapse of time or both would be, a Default under the Agreement except those events, if any, that have been disclosed in writing to Lender or waived in writing by Lender, (b) the representations and warranties in the Agreement are true as

SECOND MODIFICATION    - 2 -    54012-019 / 807029

of the date of this Second Modification as if made on the date of this Second Modification, (c) this Second Modification does not conflict with any law, agreement, or obligation by which Borrower is bound, and (d) this Second Modification is within Borrower's powers, has been duly authorized, and does not conflict with any of Borrower's governing documents.
5.    Conditions. This Second Modification will be effective upon satisfaction of the following conditions:
(a)    If required by Lender, Borrower shall have delivered to Lender such resolution and/or certificate of incumbency as may be deemed necessary to evidence that the execution, delivery, and performance by Borrower of this Second Modification and any instrument or agreement required under this Second Modification have been duly authorized.
(b)    Payment by Borrower of the modification fee referenced in Section 3 above.
(c)    Payment by Borrower of costs, expenses, and attorneys' fees incurred by Lender in connection with this Second Modification.
6.    Other Terms. Except as specifically amended by this Second Modification or any prior amendment, all other terms, conditions, and definitions of the Agreement, and all other documents, instruments, or agreements entered into with regard to the Loan, shall remain in full force and effect.

DATED as of February 17, 2015.
	Borrower: BLUE NILE, INC.		Lender: U.S. BANK NATIONAL ASSOCIATION

By	/S/ David Binder	By	/S/ Anna Burnatowski
	David Binder, CFO		Anna Burnatowski, Vice President

SECOND MODIFICATION    - 3 -    54012-019 / 807029